Exhibit 16.1

August 19, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Footstar Inc.’s statements included under Item 4.01 on its Form 8-K/A filed on August 19, 2010, and agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP